EXHIBIT 10.25

2012 Annual Bonus Plan

On March 30, 2012, the Compensation Committee of the Board of Directors of Walker & Dunlop, Inc. (the “Company”) adopted specific performance criteria that the Compensation Committee will consider when making cash bonus awards for 2012 to the Company’s named executive officers, William Walker, Howard Smith, Deborah Wilson, Richard Warner, and Richard Lucas.  These performance criteria are listed below for each of the named executive officers.  For each named executive officer, achievement of applicable performance criteria at the threshold, target or maximum levels will result in bonuses of up to 75%, 100% and 150%, respectively, of such officer’s base salary, subject to the exercise of negative discretion by the Compensation Committee.  The percentage weight amounts attributable to each performance goal will be interpolated, if possible, on a straight line basis if achievement of the performance goals falls between the specified goals for the threshold and target levels or between the target and maximum levels.

Goal Attainment Level
	Threshold	Target	Maximum
Bonus Award Value	Up to 75% of Target Bonus & Weighting of Goal	Up to 100% of Target Bonus * Weighting of Goal	Up to 150% of Target Bonus * Weighting of Goal

William Walker

Chairman, President & CEO

		Goal Attainment Level
Goal	Weighting	Threshold	Target	Maximum
Revenue	30%	$152,350,000	$168,590,000	$178,798,000
Earnings Per Share	30%	$1.53	$1.61	$1.67
Operating Margin	20%	29%	34%	35%
Diversify Revenues (GSE revenues defined (for this metric) as aggregate Fannie Mae and Freddie Mac origination fees, MSR revenues and servicing fees; as a percentage of total revenues)	20%	69.0% of total revenues derived from GSEs	67.3% of total revenues derived from GSEs	65.6% of total revenues derived from GSEs

Howard Smith

Executive Vice President & COO

		Goal Attainment Level
Goal	Weighting	Threshold	Target	Maximum
Revenue	20%	$152,350,000	$168,590,000	$178,798,000
Earnings Per Share	30%	$1.53	$1.61	$1.67
Operating Margin	10%	29%	34%	35%
Completion of an acquisition of a capital markets business or grow capital markets group originations	20%	N/A or $137,500,000	1 Acquisition or $275,000,000	2 or more Acquisitions or $343,750,000
Growth in Originations	20%	$4,025,917,000	$4,677,975,000	$5,177,975,000

Deborah Wilson

Executive Vice President & CFO

		Goal Attainment Level
Goal	Weighting	Threshold	Target	Maximum
Revenue	20%	$152,350,000	$168,590,000	$178,798,000
Earnings Per Share	30%	$1.53	$1.61	$1.67
Operating Margin	10%	29%	34%	35%
Completion of the servicing and closing components of the SalesForce/General Ledger integration project by 12/31/2012	20%	Committee Discretion	Committee Discretion	Committee Discretion
Net Warehouse Interest Income	20%	$4,247,000	$5,378,000	$6,722,500

Richard Warner

Executive Vice President & CCO

		Goal Attainment Level
Goal	Weighting	Threshold	Target	Maximum
Revenue	20%	$152,350,000	$168,590,000	$178,798,000
Earnings Per Share	30%	$1.53	$1.61	$1.67
Operating Margin	10%	29%	34%	35%
Credit Loss Provisions (net of any provisions from an acquisition)	30%	$6,600,000	$6,000,000	$4,724,000
Underwriting Cost per Loan	10%	$18,315	$17,443	$16,571

Richard Lucas

Executive Vice President & GC

		Goal Attainment Level
Goal	Weighting	Threshold	Target	Maximum
Revenue	20%	$152,350,000	$168,590,000	$178,798,000
Earnings Per Share	30%	$1.53	$1.61	$1.67
Operating Margin	10%	29%	34%	35%
Diversify Revenues (GSE revenues defined (for this metric) as aggregate Fannie Mae and Freddie Mac origination fees, MSR revenues and servicing fees; as a percentage of total revenues)	20%	69.0% of total revenues derived from GSEs	67.3% of total revenues derived from GSEs	65.6% of total revenues derived from GSEs
Proactively manage Legal and Human Resources Issues	20%	Committee Discretion	Committee Discretion	Committee Discretion